ANSLOW & JACLIN, LLP                                          RICHARD I. ANSLOW
   Counselors at Law                               EMAIL: RANSLOW@ANSLOWLAW.COM

                                                                GREGG E. JACLIN
                                                   EMAIL: GJACLIN@ANSLOWLAW.COM
                                                  -----------------------------

April 7, 2005

Combined Opinion and Consent

Electric Moto Corporation
3165 East Main Street
Ashland, Oregon 97520

RE:  ELECTRIC MOTO CORPORATION

Gentlemen:

You have requested our opinion, as counsel for Electric Moto Corporation, a Nevada corporation (the "Company"), in connection with the registration statement on Form SB-2 (the "Registration Statement"), under the Securities Act of 1933 (the "Act"), being filed by the Company with the Securities and Exchange Commission.

The Registration Statement relates to an offering of 3,000,000 shares of the Company's common stock, par value $.001, 2,000,000 shares of the Company's common stock issuable in connection with the conversion of the Company's options and 870,000 shares of the Company's common stock being registered by selling shareholders.

The Registration Statement relates to an offering of 5,460,000 shares of the Company's common stock issuable in connection with the conversion of the Company's options and 11,960,000 shares of the Company's common stock being registered by selling shareholders..

We have examined such records and documents and made such examinations of laws as we have deemed relevant in connection with this opinion. It is our opinion that the shares of common stock to be offered pursuant to the Registration Statement and sold by the selling shareholders have been duly authorized and are legally issued, fully paid and non-assessable.

No opinion is expressed herein as to any laws other than the State of Nevada of the United States. This opinion opines upon Nevada law including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

ANSLOW & JACLIN, LLP


By:    /s/  Anslow & Jaclin, LLP
         ------------------------
            ANSLOW & JACLIN, LLP



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